Exhibit 99.1

Seven Stars Cloud Announces the Appointment of Mr. Chao Yang as an Independent Board Member

Former Chairman of China Life Insurance Group and China Life Property & Casualty Company brings deep experience, insight and relationships to the firm as it continues its mission to become the leading fintech and asset digitization service company

NEW YORK, August 8, 2018 /PRNewswire/ -- Seven Stars Cloud Group, Inc. (SSC) ("SSC" or the "Company"), a leading global technology firm focusing on digital asset production and distribution, today announced the election of Mr. Chao Yang to the Company’s Board of Directors. Mr. Chao has been elected to serve as an independent Member of the Board. This election is a significant strategic addition to the Company, as Mr. Chao is one of the world’s most accomplished leaders in the insurance industry. He brings deep experience in business growth and executive oversight to SSC.

Mr. Chao was appointed President of China Life Insurance Group in 2005, going on to become both Chairman of The Board of China Life Insurance Company Limited and China Life Property & Casualty Insurance Company Limited, respectively. During his tenure, he grew revenue to 190 RMB ($28B USD) by 2005, market cap from 100B HKD to 700B HKD (approximately $13B USD - $89B USD), making it the largest life insurance company in the world by market cap, and grew assets under management to 2 Trillion RMB ($293B USD). A native of Shanghai, Mr. Chao graduated from the Shanghai International Studies University, majoring in English and Business Administration, and subsequently earned his MBA from Middlesex University in London, England.

Commenting on the appointment, Bruno Wu, Chairman and CEO of SSC, said: "We are honored and delighted to add an independent member of the caliber of Chao Yang to the SSC board. Mr. Chao is a highly respected business leader, with an outstanding track record for sustainable growth and profitability in the financial services sector. His leadership, insight, and relationships will be invaluable as we work to further scale our business globally.”

He continued: “We are assembling a world-class executive team to support our objective of delivering AI and blockchain-driven products and services across a range of industries and use cases, and Mr. Chao's counsel and insight will no doubt be vital in building the business. This is an incredibly exciting time for the company, and this appointment further validates our vision of becoming the market leader in the digitization of companies, assets, products and services for the global investment community.”

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About Seven Stars Cloud Group, Inc. (http://www.sevenstarscloud.com/)

Seven Stars Cloud (SSC) is a global technology company focused on digital asset production and distribution. Through strategic partnerships with and ownership stakes in leading Artificial Intelligence (AI) and blockchain companies, SSC is bringing transparency, efficiency, cost savings and new ownership paradigms to various markets including finance, commodities/energy, vertical industry/supply chain and consumer. With headquarters in New York, NY and its planned “Fintech Village” center for Technology and Innovation in West Hartford, CT, SSC is pioneering the new blockchain and AI-empowered economy.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Media Contacts

Seven Stars Cloud

Eric Soderberg, Forefront Communications for Seven Stars Cloud

Phone: 914-414-2884

Email: eric@forefrontcomms.com

IR Contacts

Federico Tovar, CFO Seven Stars Cloud

Chad Arroyo, CMO Seven Stars Cloud

Email: ir@sevenstarscloud.com